UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Helix TCS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10200 E. Girard Avenue, Suite B420

Denver, CO 80231

(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2019, the Board of Directors (the “Board”) of Helix TCS, Inc. (the “Company”) approved the Company’s entry into a management consulting services agreement (the “MSA”) with Rose Management Group LLC (“Consultant”). Under the terms of the MSA, the Company engaged Consultant for certain management and consulting services related to the Company’s business. These services include, but are not limited to, capital and operational advisory services, merger and acquisition services, management consulting services, strategic advisory services, financial strategy services, and data analysis advisory services.

The Company will pay Consultant $20,830 per month (the “Monthly Fee”) during the term of the MSA; provided, that, if the Company reasonably determines in its good faith judgment that paying the Monthly Fee for a particular month would have an adverse impact on the Company’s ability to operate due to a cash shortage, then the Monthly Fee for such month shall be waived but shall accrue as a liability of the Company to be paid to the Consultant as agreed in good faith by the Company and the Consultant. Consultant will be entitled to its full annual fee, paid in the agreed monthly installments, if Consultant is directly responsible for sourcing at least $1,250,000 in capital for the Company in any given twelve month period.

The term of the MSA shall continue until the earlier of (i) the date that Consultant or its affiliates have sold 90% or more of their equity interest in the Company, (ii) a sale, lease, or other disposition of all or substantially all of the Company’s assets, or (iii) a merger, consolidation, or other corporate reorganization of the Company that results in a change of control of the Company. Upon any event set forth in subparts (ii) or (iii) above, Consultant will be entitled to a payout equal to one year of additional management fees. The parties may also terminate the MSA if the other party defaults in the performance of any duty or obligation imposed upon it by the MSA.

Board members Andrew Schweibold, the Co-Founder and Managing Partner of Rose Capital, and Satyavrat Joshi, the Chief Investment Officer of Rose Capital, may have a conflict of interest regarding the Board decision related to the approval of the MSA so recused themselves from voting on such matters.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the complete text of the MSA, which is filed as Exhibit 10.43 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.43	Form of Management Consulting Services Agreement by and between the Company and Rose Management Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC. (Registrant)

Dated: April 18, 2019	/s/ Scott Ogur
Scott Ogur
Chief Financial Officer

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